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                                                                       EXHIBIT 5

                         [WALLER LANSDEN LETTERHEAD]





                                March 6, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

         Re:   JDN Realty Corporation - Rule 462(b) Registration Statement

Ladies and Gentlemen:

         We are acting as counsel to JDN Realty Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 202,928 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), pursuant to the above-captioned Registration Statement (the "Registration Statement"). As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued and delivered upon payment therefor in the manner and on the terms described in or incorporated by reference into the Registration Statement (after the same is effective), will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus incorporated by reference into the Registration Statement.

                                        Very truly yours,

                                        /s/ WALLER LANSDEN DORTCH & DAVIS
                                        ----------------------------------
                                        A PROFESSIONAL LIMITED LIABILITY
                                        COMPANY